* Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed separately with the Securities and Exchange Commission.

                                                                               1

                       CONTRACT OF TELEVISION BROADCASTING
                                       AND
                       ADVERTISING EXPLOITATION OF MATCHES


In Athens, today the 29th day of December 1995, the day of Friday,


by and between

The legal entity of private law status with the title "FOOTBALL SOCIETES ANONYMES ASSOCIATION" (EPAE), which has its registered office in 42 Themistokleous St. Athens, and is legally represented by the President of EPAE Mr. George Dedes.

and

The societe anonyme with the company name "NETHOLD HELLAS S.A.", which has its registered office in 76 Katechaki and Kifissias St., Athens and is legally represented by the Vice-President of its Board of Directors Mr. Christodoulos Ekonomides and its General Manager, Mr. Charalambos Tagmatarchis.


the following points are agreed upon and mutually accepted:

The first contracting party (hereinafter referred to as "EPAE"), which in this case acts according to the provisions of Law 1958/91, the provisions of the Statutes, Rules and Regulations of the Hellenic Football Federation (EPO), and the provisions of the Regulations of Football Matches (KAP) which is in force at the present (everything


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                                                                               2

that is mentioned above came to the knowledge of the second contracting party of the present contract), and according to the decision of its Board of Directors dated on 19.12.1995, has negotiated the assignment of the live and tele-recorded television broadcasting and advertising exploitation rights for the A, B and C Divisions matches as well as of the television programme "THE TIME OF THE CHAMPIONS". For this purpose it is agreed as follows:

1.       ASSIGNED RIGHTS AND CO-EXPLOITATIONS

1.1. According to and in execution of the above mentioned points, EPAE with the present contract assigns to NETHOLD the following rights or possibilities or projects:

1.1.1.   RIGHTS OF LIVE ENCRYPTED TELEVISION BORADCASTING IN GREECE AND CYPRUS


that is

a. the right of a live television broadcasting on Saturdays, of * entire matches of the championship within the competence of EPAE, for the periods * of the A Division (hereinafter referred to as "the SATURDAY MATCH").

b. the right of a live television broadcasting on Sundays, of * entire matches of the championship within the competence of EPAE, for the periods * of the A Division (hereinafter referred to as "the SUNDAY MATCH").

c. the right of a live television broadcasting on Mondays, of * entire matches of the championship within the competence of EPAE, for the periods * of the A Division (hereinafter referred to as "the MONDAY MATCH").

d. the right of tele-recorded television broadcasting of the highlights of all the matches of each playing day of the A Division championship within the competence of EPAE. Especially, as far as the six matches simultaneously played on Sundays are concerned, NETHOLD has the right to show tele-recorded highlights in the context of a special NETHOLD programme (hereinafter referred to as "THE TIME OF THE CHAMPIONS" or as any other title NETHOLD chooses). The above mentioned programme will be broadcast forty-five minutes after the end of the matches.

e. the right of a live or a tele-recorded television broadcasting of any and as many of the entire matches or of the highlights of these matches, of the B and C Division championships within the competence of EPAE (hereinafter referred to as "B-C Division matches").

f. The total number of the A National Division matches which shall be broadcast live in each playing period cannot be higher than * unless more matches must be broadcast in execution of the present contract's stipulations.

1.1.2. RIGHTS OF RECORDED ENCRYPTED BROADCASTING FOR GREECE AND CYPRUS

that is, the right of the encrypted tele-recorded broadcasting in Greece and in Cyprus of any and as many of the matches and highlights mentioned above. (hereinafter referred to as "NETHOLD tele-recorded broadcastings").

1.1.3. POSSIBILITIES AND CO-EXPLOITATION PRJECTS

meaning that the exploitation with joint efforts and for the mutual benefit depending on the result, of the following rights and possibilities of EPAE, is agreed:


A:       OF BROADCASTINGS ABROAD


that is, of the exploitation abroad of the possibility of a live or/and one or more tele-recorded broadcasting(s) by a foreign station/foreign stations or by a Greek station for broadcastings abroad, or directly to satellite receivers, of any and as many of the matches mentioned above or of highlights of these matches or of the programme "THE TIME OF THE CHAMPIONS" or of a match or matches of the B-C Division or of highlights of these matches (hereinafter referred to as "broadcastings abroad", as it is especially defined in ANNEX A of the present contract.


B. OF TELERECORDED BROADCASTINGS IN GREECE & CYPRUS BY A GENERAL RECEPTION STATION OF NATIONAL RANGE

that is, of the exploitation of the right of tele-recorded broadcast in Greece and Cyprus by one or more general reception station(s) of national range, of any and as many of the matches mentioned above (A,B,C Divisions)(hereinafter referred to as "tele-recorded broadcastings of national range"), with the qualification that for a national range station/stations, only the tele-recorded broadcastings of three of the A Division matches broadcast live by NETHOLD on each playing day, is allowed. The tele-recorded broadcasting of the A Division matches is allowed only after 11:45 p.m. of the same day when the same match was broadcast live. On the revenues derived by this exploitation, NETHOLD is entitled to receive * % and EPAE * %. NETHOLD is not obliged to proceed to this exploitation if it does not wish to do so.

The settlement of the revenues coming in from this exploitation is made in the same way as it is defined in ANNEX C of the present contract.

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                                                                               5

C.       OF TELE-RECORDED BROADCASTINGS TO REGIONAL & LOCAL GENERAL RECEPTION
         STATIONS

that is, of the exploitation of one or more tele-recorded broadcasting(s) of any and as many of the matches mentioned above or of the matches or of the programme "THE TIME OF THE CHAMPIONS", by Greek regional or local television stations, as defined in ANNEX B of the present contract.


D.       OF HIGHLIGHTS EXPLOITATION


that is, of the exploitation of the highlights (or, if possible, of the informative highlights too) as defined in ANNEX C of the present contract (hereinafter referred to as "highlights exploitation").


E.       OF PAY PER VIEW BROADCASTINGS' EXPLOITATION


that is, of the exploitation of the right of the live or tele-recorded broadcasting of any and as many of the matches of the A, B, and C Divisions, using the system of selective television viewing (PAY PER VIEW SYSTEM), as defined in ANNEX D of the present contract.


F.       OF THE EXPLOITATION OF THE POSSIBILITIES IN THE FIELD OF TV/FILM
         PRODUCTIONS


that is, of the exploitation as well as of the development in any way of any other rights and possibilities that EPAE has, regarding television or/and film productions and productions in general, or possibilities in the field of incorporating by the production, of the television rights on a material carrier of sound or image or of sound and image and of trading of these rights, or in the field of modern telematic for the sports funs (hereinafter referred to as "co-exploitations/developments"), as

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                                                                               6

defined in ANNEX F of the present contract, or in the field of radio broadcastings as defined in ANNEX G of the present contract.


1.1.4.   RIGHTS OF ADVERTISING EXPLOITATION


that is, the right of the exclusive advertising exploitation in any way (television advertisements, television sponsorships, assignment of the advertising exploitation right itself etc.) of the above mentioned rights of television and radio broadcasting. Wherever, from now on or in the ANNEXES, the use of any television or radio broadcasting right is mentioned, it is agreed that NETHOLD has also the rights of advertising exploitation, without being necessary to mention it expressly. (hereinafter referred to as "rights of advertising exploitation").


2.       *


2.1.     *

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                                                                               7

2.2. It is expressly agreed that the use of decoders in public places for the broadcasting in these places of the matches mentioned above is forbidden. NETHOLD has to take instant measures and stop the operation of such decoders.

However, the contracting parties agree to examine jointly the possibility of allowing the use of decoders in public places for the broadcasting of the above mentioned matches, if this action is combined with a raise of the subscription fee and a right of EPAE to a percentage of this raised subscription fee.


3.       EXCLUSIVITY OF THE ENCRYPTED BROADCASTING


3.1. The rights mentioned in clause 1 of the present contact, with the exception of the "broadcastings abroad", the "national range general reception broadcastings", the "co-exploitations developments" (except PAY FOR VIEW) and the "radio broad-castings", concern exclusively the encrypted television broadcastings by NETHOLD, in Greece and Cyprus (PAY TV) by the NETHOLD Pay TV station in Greece and by "LUMIERE TV" station in Cyprus.


3.2. NETHOLD does not have the right to concede the * another legal entity or natural person except if it is expressly provided in the present contract.


3.3. After a specific time limit of its own choice and following an earlier written notice to EPAE, NETHOLD is entitled to carry out (entirely or partly) the broadcastings mentioned in paragraphs 1.1. and 1.1.2. by another Pay TV station in Greece, and this does not constitute a concession of NETHOLD's rights and obligations, because - as long as the legitimate interests of EPAE are not affected - NETHOLD is not restricted by the present contract regarding the accession of the matches' broadcastings and, in general, the exercise of all or some of the rights or possibilities or projects it acquires with the present contract regarding the accession of the matches' broadcastings and, in general, the exercise of all or some of the rights or possibilities or projects it acquires with the present contract, by the programme NETHOLD broadcasts at the moment, or by any other programme it will transmit in the future, or if NETHOLD is going to use all the programmes it will probably transmit in the future in order to broadcast the matches, as long as all of its programmes are broadcast encrypted.

3.4. By the present contract, NETHOLD is appointed by EPAE as * carrier of the broadcasting rights for the matches of the A, B, and C Divisions Championships, and, in the context of and by the present contract, NETHOLD is entitled to be presented in any way as the official carrier of these rights or to use any term, words, phrase or phrases or logo of its own choice, by which it should be mentioned and followed that * NETHOLD * EPAE is liable to proceed in any necessary action in order to prevent any third party - including the stations which have highlights broadcasting contracts - from using a word or words, or a phrase or phrases, or a logo or logos that are in conflict with the regulations of the previous sub-paragraph, or violate them in any way, or give the impression that *

    * the broadcasting rights of the matches of the A, B, and C Divisions or the other possibilities included in the present contract, in general.


4.       FRAMEWORK OF THE CONCEDED RIGHTS' EXERCISE


For the best exercise of the rights that are conceded with the present contract as well as that of the co-exploitations that are agreed, it is agreed as follows:


4.1.     DETERMINATION OF MATCHES


4.1.1 The Saturday, Sunday, and Monday match/matches that is/are going to be broadcast by NETHOLD, are set by EPAE after NETHOLD's suggestion. NETHOLD's suggestion will concern each time the four following playing days of the championships. It is possible for more entire matches to be broadcast on Saturdays, Sundays and Mondays, if EPAE agrees.


4.1.2. EPAE has the right to refuse the determination of a match suggested by NETHOLD if there are serious and justified reasons, such as reasons regarding the obligations of the teams abroad, or the participation of the players in matches of the National Team or the participation of the teams in Football Cup matches. Also for the last four playing days, a match will not be set to be played on Saturdays or Mondays, if the result of this match sways - as far as the general football rating is concerned - a match played on Sunday.


4.1.3. The determination of the Saturday, Sunday or Monday matches, must be made in a way that is convenient for the playing schedule of the teams, in collaboration with NETHOLD and always on condition that at least three matches must be broadcast live on each playing day.


4.1.4. At least eight of the matches of each team which is among the seven first in the general rating of the previous period, must be included in the matches broadcast in each football period.


4.2.     PLAYING OF MATCHES

4.2.1. TIME

EPAE promises and guarantees that the entire Saturday, Sunday and Monday matches schedules to be broadcast live, will be broadcast at the time scheduled by EPAE, which must fall under the broadcasting zones provided in article 14 of UEFA. The Sunday match is always set after the end of the broadcasting of the programme "THE TIME OF THE CHAMPIONS", unless if NETHOLD asks for the match to start earlier. EPAE must take into consideration NETHOLD's suggestions when it schedules the starting time of the matches, especially if NETHOLD advances important reasons for it such as better broadcasting of the match at the suggested time, avoidance of match broadcast's coincidence with the broadcasting of another match and in general other events that can probably affect either the television viewing ratings of the match to be broadcast, or NETHOLD's engagements for the broadcasting of other events etc. EPAE has to change the starting time of the match, to a time within thirty minutes earlier or later from the above mentioned starting time, provided that such a change has been asked for by NETHOLD in writing, at least three days before the day of the match the starting time of which is requested to be changed, and provided that there are not any exceptional facts forbidding the change (transportation problems, public order reasons etc.).


4.2.2. DAY


EPAE has to set the Saturday match on Saturdays, the Sunday match on Sundays and the Monday match on Mondays. In case of any special circumstances (such as team obligations in European Cups, National Team obligations, Cup matches, public order reasons and security reasons etc.), EPAE may for once set a playing day other than Saturday for a match scheduled to be broadcast on Saturday (Saturday match), or a playing day other than Sunday for a match scheduled to be broadcast on Sunday (Sunday match), or a playing day other than Monday for a match scheduled to be broadcast on Monday (Monday match). EPAE has to notify NETHOLD of the probable change of the playing day of that match as soon as possible and at least 15 days before the day a match was scheduled to be played. The match or matches will be played on a day set after a joint agreement of the two contracting parties, while NETHOLD has the right to broadcast these matches live in a way most suitable to itself.


4.2.3. In case that a match scheduled to be broadcast by NETHOLD is postponed because of force majeure, the rights of NETHOLD for the broadcasting and the advertising exploitation are in force for the match when it will be played, regardless of the fact that another match is going to be broadcast instead of the one that was canceled, interrupted or postponed.


4.2.4. In case that any match is postponed, interrupted or canceled, NETHOLD keeps the right either to broadcast another match or to broadcast the specific one when played, or both of the above.

4.2.5. If, for any reason, a Saturday, Sunday or Monday match or matches is/are played and its/their live broadcast is not possible because of force majeure or technical reasons, then the rights of NETHOLD are in effect for two recorded broadcasts of this match or matches.


4.2.6. The present contract does not affect the rights of EPAE as well as those of its members regarding the exploitation of the television broadcasting and advertising exploitation rights for any of the matches played during international tournaments and are not covered by the present contract.


4.2.7. EPAE has to provide NETHOLD for each playing day of the championship with one hundred and fifty (150) free invitations or tickets for three A Division matches (50 tickets for every match) selected by NETHOLD.


4.2.8. The above are equally valid for the matches of the B - C Divisions, but their exploitation is not going to be a NETHOLD obligation. Furthermore, the contracting parties are bound to find ways of a better exploitation of the broadcasting rights of the B - C Division matches, and EPAE is obliged, following a suggestion made by NETHOLD, to proceed to such arrangements on the determination of the day and time when the matches that are going to be broadcast will be played, that - without affecting the football rules and regulations or the arrangements with the Greek Organization of Football Prognostics (OPAP) - will secure the possibilities of exploiting the broadcasting rights of these matches, especially if the broadcasting of these matches is imperative because of the great general rating interest or local interest they may have. However, it is expressly agreed that no more than three matches of each Division will be broadcast live on each playing day. However, on the playing days that there are not any broadcasts of A Division matches, NETHOLD may broadcast matches of the B and C Divisions.


4.3.     ASSISTANCE IN THE BROADCASTS


4.3.1. EPAE is obliged to provide NETHOLD with:

a. the uninterrupted broadcast of the matches which have been selected to be broadcast.

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                                                                              12

b. a special card which is issued only once, is in effect permanently, and will be provided to NETHOLD's broadcasting teams and reporters. This card will facilitate the direct access of the persons mentioned above to the playing field or to any other areas or anywhere else it is necessary for them to be in order to secure the best possible broadcast of the match. This card will also secure, with a special and irrevocable order addressed to the match observer or the stadium supervisor and the people responsible for the playing teams, that NETHOLD's broadcasting teams and reporters will be provided with the necessary facilities in order to have the best broadcasting of the matches.


c. the exclusive right to select inside the playing area or inside the general stadium area, the spots where NETHOLD's broadcasting teams will place their cameras and NETHOLD's reporters will cover the match, according to the FIFA and UEFA directives and regulations regarding the television broadcasting of the matches. If there are any particular spots where the better covering of the match and the better sportscasting conditions for the reporters of NETHOLD are secured in an exclusive or preferential way, it is obligatory that these spots are granted - with EPAE's responsibility - to the technical teams and reporters of NETHOLD. If these spots are taken by other stations, EPAE (through its observer) has to remove their technical teams IMMEDIATELY and place there the technical teams and reporters of NETHOLD. If the above are not provided, NETHOLD is entitled to withdraw its technical teams and not to broadcast the match, considering that EPAE did not fulfill its obligations regarding the particular match.


4.3.2. *

4.4.     SPECIAL ASSIGNMENTS


4.4.1. EPAE concedes to NETHOLD the exclusive right of using a logo of NETHOLD's choice on the front or back side of the tickets issued by EPAE, as well as the exclusive right of using a part (that exists or is additional) of each ticket for the possibility of draws for gifts that are meant for the holders of these tickets. The use of this logo on the front side of the ticket must be made in such a way that neither the right of the teams to promote the people who are advertised by them or sponsor the teams is restricted, nor the reading of the data shown on the front side of the ticket is illegible.

4.4.2. EPAE concedes to NETHOLD the exclusive right of organizing inside the playing fields of the stadium and at its own expense activities for the promotion of NETHOLD and of the Pay TV spirit (but not in a way that may sway the playing of the match and as long as the type and content of the activity is approved by EPAE which will take into consideration the opinion of the home team). If the activity is sponsored by someone, the net income will be equally split (50% each) between the contracting parties. NETHOLD is also obliged to give the percentage of EPAE directly to the home team within five working days from the day of the match when the activity took place. This right is exclusive against third parties and not against the home team, when the latter one organizes such activities with its own means.

4.4.3. Provided that this does not meet with the provisions of the compulsory law, EPAE concedes to NETHOLD the right of encrypted broadcasting of the hearing



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                                                                              14

before the athletic justice organ, whatever the title of that organ is and provided that it falls within the competence of EPAE.


4.4.4. The right of * broadcasting of the draw of the championships which fall within the competence of EPAE, is assigned to NETHOLD for the entire period that the present contract is in force. If the activity is sponsored by someone, in the first place are covered EPAE's expenses for organizing the activity and the remaining income is split * between the two contracting parties. NETHOLD is also entitled to concede the right of the above mentioned activity's tele-recorded broadcasting to a general reception TV station or stations. In this case, this concession's income is split * between the contracting parties, after deducting the production costs.


5.       REGULATIONS REGARDING THE CO-EXPLOITATIONS


5.1. Where the co-exploitations agreed with the present contract presuppose the playing of matches, the provisions set in the previous clause of the present contract are in force.


5.2. EPAE has to appoint up to two representatives who will consult the representative appointed by NETHOLD, in order to, on the first hand, monitor the course of the co-exploitations and, on the other hand, to make the necessary efforts of maximization of profits which may derive from these co-exploitations, for the benefit of both contracting parties.


5.3. Every three months, NETHOLD has to submit to EPAE a report on the course of the exploitations/developments. EPAE has the right to proceed, through its above mentioned representative or an authorized auditor, to the examination of the documents of each exploitation, in order to ascertain their accuracy and secure the rights of EPAE.


5.4 In case that NETHOLD, by a project assignment or independent services providing contract, concedes to a third party (natural person or legal entity) the assistance in any way in the exploitations/developments, NETHOLD itself remains



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                                                                              15

fully and exclusively responsible for any liability which may occur against EPAE or third parties, due to the activities of these persons.


5.5. Where in the present contract or in its ANNEXES, the distribution of the net income between the contracting parties is mentioned, we consider as net income the gross income minus the expenses for the exploitation of the specific right or project or co-exploitation. These expenses must be those usually required for the better exploitation of similar rights or projects, taking also into consideration the better quality result which must be accomplished according to the present contract.


6.       THE OBLIGATIONS OF NETHOLD


6.1. NETHOLD has to and guarantees the complete and thorough broadcasting of the Saturday, Sunday and Monday matches, as well as that of the "THE TIME OF THE CHAMPIONS" programme, as far as both the technical and journalistic aspects of the broadcasting are concerned. NETHOLD will also take all the appropriate measures for the observance of the objectivity and journalistic ethics principle, without any interference by EPAE's representatives or by its members, as NETHOLD is responsible against EPAE is this paragraph is violated. NETHOLD is not responsible in case of a non-broadcasting of the matches because of force majeure or because of an interruption of its programme by an Authority Act as long as NETHOLD is not held responsible for it. Furthermore, EPAE is released from the obligation of paying the relevant share of the price and if the break of the TV station's operation is final, the agreement is terminated.


6.2. All kinds of expenses for the television covering of the matches are charged exclusively on NETHOLD, regardless of the way of exploiting the rights. The only services that are competent to fulfill the obligations of NETHOLD are its technical services and its technical departments as well. If NETHOLD uses third parties in order to meet its obligations, it is not entitled to claim fraud or negligence of the third party in order to be released from the obligations it undertakes with the present contract.

6.3. The material of the television production (films, videotapes etc.) will be under the exclusive ownership and possession of NETHOLD, which is entitled to make the


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                                                                              16

exclusive use of this material, according to the clauses of the present contract, and make all the known commercial television uses (such as special weekly or other programmes for the promotion and development of football, exploitation of the material which is kept in the record room etc.).


6.4. NETHOLD has to concede the use of the above mentioned material to third parties, in the framework of the conceded rights and of the co-exploitations agreed in the present contract (highlights, informative highlights, tele-recorded broadcastings' shows etc.). However, the third party that is involved has to, during the exploitation (through a show or in another way) of this material, to mention the fact that it has been produced by NETHOLD following EPAE's permission.


6.5. NETHOLD has to create and keep a record of the broadcastings on material carriers copies, on which the productions of each previous week should be incorporated, in order to create a methodical record for the benefit of EPAE. This record is kept in the NETHOLD premises until the expiry date of the present agreement and is allocated to any third party that wishes to make a use of it, in a way that does not affect the rights conceded to NETHOLD by the present contract, and against a cost which is agreed in advance with EPAE. The net income derived by this exploitation will be * between the contacting parties * and the amount which is owed to EPAE will be paid to EPAE in ten days after the end of each championship round. The allocation to any third party wishing to use and exploit this material, will be made with the third party's commitment that it will mention in an explicit way that the production was made or based on material produced by NETHOLD, after permission granted by EPAE.


7.       COST


7.1. The price for the above mentioned concession of rights, is agreed to be (in cash) the amount of *




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                                                                              17


7.2. The price - in cash - will be paid in the following way:


a. * of the annual price, on * of each year during which the present contract will be in force.

b. * of the annual price, on * of each year during which the present contract will be in force.

c. * of the annual price, on * of each year during which the present contract will be in force.

d. * of the annual price, on * of each year during which the present contract will be in force.


         For the above mentioned amounts, NETHOLD is charged with the VAT which will be paid to EPAE within a month from the day of payment of each installment.


7.3. The above mentioned advertising time (of a net value of * drachmas) of the television programmes of NETHOLD, may be exploited by EPAE directly or by third parties at its suggestion, on the qualification that EPAE must, at its own responsibility, use up the advertising time it is entitled to for each year during which the present contract will be in force, that is, during the time period from the * of the following year. EPAE is entitled to transfer for exploitation in the following year an advertising time of a net value of * and in any case of a value not exceeding the 20% of the value of advertising time that EPAE should exploit during the previous year.


         The advertising time is agreed upon with a "net value", meaning that the advertising taxes and any public burden in general that regards the television advertisement, are charged on the party that is going to make use of the above mentioned time.


         The exploitation of the advertising time should take place in collaboration with NETHOLD, so that the equal distribution of the above mentioned advertising time is accomplished, in the framework of the total planning of NETHOLD regarding the advertising time of its TV programmes (or channels), and the flow of the advertising time towards all those who are advertised is not affected.


8.       GUARANTEES

8.1. NETHOLD guarantees and secures the execution of this contract's terms and has to abide by its obligations, especially those regarding the payment of the price and its installments, in the following way:


a. NETHOLD issues and delivers today to EPAE the following Credid Bank cheques with the respective amounts:



*

*

b. The above mentioned cheques will be delivered to EPAE in order to secure the NETHOLD's payment of the agreed installments. It is expressly agreed that EPAE is entitled to proceed to the sight of the cheque in order to collect and encash each one of the above mentioned cheques, only if a month before the date of each payment, NETHOLD does not exhibit an irrevocable, unconditional and forfeiting ex parte in favour of EPAE, letter of guarantee for the payment of the amount that NETHOLD has to pay on the above mentioned date.


8.2. In case that NETHOLD does not exhibit any of the above mentioned letters of guarantee within the fixed time, EPAE has the right to proceed to the sight of the relevant cheque in order to collect and encash this cheque which has been delivered in order to secure the payment, and if this cheque is of no value EPAE is entitled to apply paragraph 10.2. of the present contract.


9.       PROTECTION AGAINST THIRD PARTIES


9.1. EPAE has to create the appropriate mechanism for the effective observation and protection of the rights, possibilities and co-exploitations agreed upon in the present contract, in order to preserve the interests of the contracting parties. If EPAE is not in the position to create the above mentioned mechanism, then NETHOLD is entitled to proceed by itself to the creation of the above mentioned mechanism. The cost of that mechanism, which can not exceed the amount of *

*
is deducted from the income which is derived by any kind of co-exploitations, before the distribution of the net operating earnings between the contracting parties.


9.2. In any case that any third party infringes upon or uses without being entitled to, the rights, possibilities and co-exploitations of the present agreement, EPAE is obliged to take immediately all the necessary extrajudicial or legal measures for the deregulation of the infringement, the avoidance of this infringement in the future and the rectification of any loss that coming of this infringement or the use without having the right to. NETHOLD undertakes the obligation to provide EPAE - jointly with NETHOLD's legal advisors and at NETHOLD's expense - with any assistance that is needed for this purpose, if EPAE requests so. However, the relevant actions and claims will be made in the name and on behalf of EPAE. At NETHOLD's expense, EPAE has to - at NETHOLD's expense
- provide to NETHOLD with the services of its legal advisors, for the accomplishment of the present contract.


9.3. If, after NETHOLD's request or claim, EPAE refuses to or neglects or provides with ineffective protection to the rights of the present contract, NETHOLD - after setting to EPAE a reasonable time-limit in order to act immediately and effectively, and if this time-limit expires and no action was taken - is entitled either to rescind the contract immediately, claiming the rectification of any loss, or to proceed itself to the extrajudicial and legal protection of the rights, possibilities and co-exploitations provided in the present contract, in the name and on behalf of EPAE and at EPAE's expense.


9.4. Any amount that is to be collected after any extrajudicial or legal actions aiming to protect the rights, possibilities and co-exploitations of the present contract, devolves to the contracting party that, according to the present contract, exclusively exercises and exploits the specific right. If the amount concerned a right or possibility, that is co-exploited by the contracting parties, then this amount is split between the contracting parties by the percentages that are agreed upon for the specific co-exploitation, according to the present contract.

10.      TERMS REGARDING THE RESPONSIBILITY


10.1. EPAE is not released from its obligations and responsibilities, in case that, because of its members' (Football Societes Anonymes - PAE) behaviour it is not in position to meet the obligations undertaken according to the present contract.


10.2. In case that NETHOLD fails to pay the installments of the price that is agreed upon above within the time-limit provided by the present contract, EPAE is entitled to rescind the present contract within fifteen week days from the day that EPAE asked NETHOLD to meet its obligation. If NETHOLD fails to do so within the above mentioned time-limit, the present contract expires and EPAE is entitled to keep the amounts that are already paid until that moment, and concede the television broadcasting and advertising exploitation rights for the rest of the matches, to any other TV station.


10.3. In case that EPAE does not meet an obligation that results from the present contract, NETHOLD - as long as it has an interest in the further accomplishment of the contract - is entitled to set a time-limit to EPAE for the accomplishment of its obligation. If EPAE fails to meet the obligation within the above mentioned time-limit, NETHOLD is entitled either to proceed to the attachment on the payments made to EPAE until the latter one meets its obligations, claiming the rectification of any loss it suffered because of this delay, or to rescind the contract claiming the rectification of any loss it suffered because of the termination of the contract.

11.      CLAUSES


         All the clauses that are included in the present contract are considered as essential. Their modification or amendment takes place and is proved only in writing. The contracting parties are obliged to execute the clauses of the contract accurately as the good faith and the moral law indicate.

12.      DURATION OF THE CONTRACT - PREEMPTIVE RIGHT


1. The present contract shall remain in force from the 1st of July 1996 until
                 *


2. After the termination of the present contract,          *


13.      FINAL CLAUSES


13.1. The execution of the present contract must not be in conflict with UEFA's regulations, especially with the provisions of article 14, in the way that it is in effect each time. Any fines imposed because of the violation of UEFA's regulations by NETHOLD, will be charged to NETHOLD.


13.2. The contracting parties undertake the obligation of resolving their disputes with a spirit of good will and cooperation, and according to the principles of the good faith and the moral law, taking into consideration the other party's fair interests.


13.3. In case of a substantial change of the circumstances which led to the drawing up of this contract, so that its continuation becomes an excessive and unjustified burden for one of the contracting parties, these contacting parties are obliged to renegotiate on the clauses of the present contract, in a way that its continuation guarantees the ensuring of the fair interests of both contracting parties. In case that certain provisions of the present contract are deemed to be in conflict with the existing or future provisions of the compulsory law, the contracting parties have to find ways in order to make possible the lawful and as for the result similar exploitation of the rights, possibilities and co-exploitations that are provided by the present contract. It is expressly agreed that in case that the organization and the administration of the professional championship is conceded to another carrier, or in case that the exploitation of the rights or possibilities or co-exploitations is removed from EPAE, the latter one has to secure that any measures and actions necessary for the invariable continuation of the present contract will be taken. Otherwise, EPAE is obliged to compensate NETHOLD for any losses resulting from the termination of the present contract.


13.4. Within fifteen days from the day that the present contract will be signed, each of the contracting parties has to inform the other party of the identification of the persons who will represent it during the continuous deliberations held between the parties for the accomplishment of this contract. Any change of each contracting party's representative must be immediately notified in writing to the other party.


13.5. The present contract is deemed to be confidential for both parties, and it is agreed that neither of them has the right to make announcements and notices in general on its content, without having consulted first the other contracting party.


14.      ARBITRATION


         Any dispute arising from the execution of the present contract is obligatory referred to arbitration, if the effort of the President of EPAE or of the person he may appoint, as well as that of the Managing Director of NETHOLD or of the person he may appoint to resolve it fails. Each of the contracting parties appoints its arbitrator (and his/her substitute), and the arbitrators, with a joint agreement, appoint the umpire. If the arbitrators disagree on the umpire, the President of the Supreme Court, or the person he will appoint, is appointed to be the umpire. The arbitrators give their arbitration award by simple majority, and their award is final and binding for the contracting parties. The arbitrators must come to a decision within thirty days from the day when the dispute was referred to arbitration. The arbitration procedure is agreed upon by the arbitrators, at the first session called by the umpire.


15.      LIGHTING OF THE PLAYING FIELDS

         In order to facilitate the accomplishment of the present contract in the framework of the provisions of article 14 of UEFA regulations, NETHOLD is offering to provide the electric lighting of the playing fields where the A Division teams play. The electric lighting of these playing fields will take place at NETHOLD's expense, while the relevant equipment will remain in NETHOLD's possession and NETHOLD will have the right to withdraw this equipment at any time. If the owner of the stadium refuses to commit itself in writing to facilitate the installation of the equipment which is needed for the electric lighting, by granting the necessary licenses, or facilitate the immediate removal of this equipment whenever NETHOLD wishes so, NETHOLD withdraws its offer to the team that is playing in that stadium.

         The present contract was drawn up into 27 (38 translated in English) one sided pages and is composed of fifteen main paragraphs and six (A, B, C, D, E, F) ANNEXES. The present contract was signed on the annulling clause of non-approval of this contract by the Assembly of Presidents of the A division teams (or of their representatives) which had been convoked on the 8th of January 1996 (8-1-1996). It was signed in three originals in Greek, and each contracting party took one, while the third original will be submitted to the qualified IRS in order to be countersigned.


FOR EPAE                                             FOR NETHOLD

                                     ANNEX A
                        CO-EXPLOITATION OF RIGHTS ABROAD

1. For the whole period during which the present contract shall remain in force,
the contracting parties mutually accept and agree to proceed to the      *
co-exploitation abroad (outside Greece and Cyprus) of the television broadcasting rights of the matches referred to in the main contract. The co-exploitation will concern the possibility of conceding to a foreign TV station/to foreign TV stations or to a domestic TV station/to domestic TV stations - in order to be broadcast abroad - of one live or/and one or more tele-recorded broadcasting(s) of any and as many of the matches that are included in the present contract, or of their highlights (Saturday match/ matches, Sunday match/matches, Monday match/matches, "THE TIME OF THE
CHAMPIONS" programme, matches played at the same time on Sundays, B-C Division matches, highlights) (hereinafter referred to as "broadcasting abroad").

2. With the qualification of the next paragraph, any kind of expenses for the television coverage and the distribution via satellite or other technical means, as well as all the other expenses which do not concern the television coverage and the distribution, such as the expenses for the promotion of the Greek football abroad, the expenses of agreements with third parties, possible commissions for the distribution of the programme, legal fees, dues probably required in other countries etc., are exclusively charged on NETHOLD.

3. If the gross monthly income that derives from the co-exploitation of the rights abroad exceeds the amount of * US Dollars, then the income - up to the amount of * US Dollars - is retained by NETHOLD for the cover of any kind of expenses that are mentioned in previous paragraph. The monthly income beyond the amount of * US Dollars is split between the contracting parties by * % to EPAE and * % to NETHOLD.

4. Within ten days from the day that each football round ends, NETHOLD has to submit to EPAE a complete rendering of accounts on the results of the rights' co-exploitation abroad, and pay to EPAE the share of the income EPAE is entitled to receive. If the agreement with the foreign TV station or with the television rights exploiting company concerns a period of time which is longer than that of a football round, then the rendering of accounts is submitted at the end of this period of time, or at each time when income is collected, if there is such a collection before the termination of the agreement, while an estimate will always take place on a monthly basis.

5. NETHOLD has to make any possible effort in order to make the Greek football known to the television stations abroad and to the television rights exploiting companies and inform them on the Greek football's worth.

6. In case that NETHOLD considers that the exploitation of the rights abroad should be conceded to a television rights exploiting company (t.r.e company), then EPAE from now on and by the present contract and with the qualification of paragraph 7 of this contract, authorizes NETHOLD to act as EPAE's assignee and draw up the relevant contract with such a company, on NETHOLD's initiative and at NETHOLD's expenses. The percentage that EPAE is entitled to receive in this case is estimated on the income of the above mentioned television rights exploiting company that is derived from the concession of the rights to television stations, unless if the collections of NETHOLD from this company are higher, so EPAE's percentage shall be estimated on the collections of NETHOLD.

7. Any agreement between NETHOLD and a foreign television station or a television rights exploiting company or between the television rights exploiting company and the TV station/stations, must be made in writing or by exchanging faxes, and is in effect only if it is approved by EPAE in writing or by fax.

8. The foreign TV stations which enter into a contract for broadcastings abroad are not entitled to make any further concession of these rights. As far as the above mentioned points are concerned, NETHOLD has to bind the parties that are doing business with it, and in case of this clause's breach, NETHOLD has to compensate EPAE fully for any kind of losses.

9. In case that NETHOLD fails to pay to EPAE its share of the income that derives from the broadcastings abroad in due time as it is provided in the present contract, EPAE has the right - as far as the broadcastings abroad are concerned - to rescind unilaterally the present contract, by a simple statement, within ten working days from the day that it required in writing NETHOLD to meet its obligation. The failure of NETHOLD to do so within the above mentioned period of time, brings about the termination of the present contract, as far as the broadcastings abroad are concerned, and EPAE is entitled to retain in its favour the amounts already paid until that moment and concede the same rights to another carrier. Furthermore, EPAE is entitled to claim a certain rectification of any kind of losses.


FOR EPAE                                    FOR NETHOLD

                                     ANNEX B
                         GENERAL RECEPTION BROADCASTINGS

1. For the whole period during which the present contract shall remain in force, the contracting parties agree to proceed to the * exploitation of the right of EPAE for one or more tele-recorded broadcast(s) of the matches that are included in the main contract, by Greek regional or local TV stations. The tele-recorded broadcast must take place at a time and in a way that achieves the maximization of the exploitation without affecting the exclusivity of NETHOLD's encrypted broadcasting.

2. The income that derives from the co-exploitation of these rights - after the deduction of the television coverage and transmission expenses, the general technical expenses and the expenses made for the exploitation of the advertising time at the provincial TV stations which will be probably agreed upon against the payment in cash - is shared out between the contracting parties by * % to EPAE and * % to NETHOLD.

3. Within ten days from the end of each round of the championships that are included in the main contract, NETHOLD has to submit to EPAE a full rendering of accounts on the results of the co-exploitation of these rights and pay to EPAE the share of the income it is entitled to receive.

4. NETHOLD has to make any possible effort in order to inform the Greek regional or local TV stations which do not transmit their signals in the range of NETHOLD's encrypted signal of the possibility to broadcast the matches that are covered by the main contract.

5. Any agreement between NETHOLD and one of the above mentioned TV stations must be made in writing or by exchanging faxes, and is in effect only if it is approved by EPAE in writing or by fax.

6. The above mentioned TV stations, to which broadcasting rights for the above mentioned matches are conceded, are not entitled to concede in their turn these rights to third parties and NETHOLD is obliged to bind the party that does business with it, and, in case of this clause's breach, to compensate EPAE fully for any loss.

7. In case that NETHOLD does not pay, in due time, to EPAE its percentage of the income that derives from the co-exploitations, as it is provided in the present contract, EPAE has the right - as far as the rights of this ANNEX are concerned - to rescind unilaterally the present contract, by a simple statement, within ten working days from the day that it required in writing NETHOLD to meet its obligation. The failure of NETHOLD to do so within the above mentioned period of time, entails the termination of the present contract, as far as the rights mentioned in this ANNEX are concerned, and EPAE is entitled to retain in its favour the amounts already paid until that moment, and concede the same rights to an other carrier. Furthermore, EPAE is entitled to claim the rectification of any kind of losses.


FOR EPAE                                    FOR NETHOLD

                                     ANNEX C
                        CO-EXPLOITATION OF THE HIGHLIGHTS

1. For the whole period during which the present contract shall remain in force, the contracting parties agree to proceed to the exclusive co-exploitation of the broadcast of the highlights of the matches included in the main contract in Greece.

2. The term "highlights" means the best moments during the course of the A Division - and optionally of the B and C Divisions - matches included in the main contract. Wherever in ANNEX C or in the main contract it is not expressly provided in a different way, the term "highlights" means the non-informative highlights, that is those conceded by EPAE for broadcasting by TV stations, and those that the TV stations may exploit with advertisements.

3. NETHOLD has to proceed to the production (coverage, editing of the various scenes that take place in the playing fields of the stadiums etc.) of the Saturday match's highlights (3 to 5 minutes), of the highlights of the matches played at the same time on Sundays (at least 5 minutes for each match), of the highlights of the Sunday match (3 to 5 minutes) and that of the Monday match (3 to 5 minutes). These times may change after a common agreement of the contracting parties, if it has to be attuned to the needs of the market as well as to the promotion of the highlights' exploitation. As far as the above mentioned production is concerned, NETHOLD is committed that the coverage of the entire matches that it will broadcast, will take place with all the necessary production equipment which will secure the existence of many "scenes" of the match (simultaneous coverage by more than one cameras), while the production of the coverage of the rest of the matches, meaning, those that are played at the same time on Sunday, will be made as a simple news coverage (at least one scene). So, NETHOLD promises to make any possible effort to include in the highlights it will produce all the goals of the A Division matches. However, NETHOLD is not held responsible for the non tele-recorded and the non included goals in the highlights, because of force majeure, or because of technical reasons or actions of third parties. However, it is in any case not possible, not to include in the highlights a goal or a contentious/contested scene, that NETHOLD has broadcast.

4. NETHOLD has to make the highlights available (on the material carriers or using any other technical method that is agreed with the buyers) to the TV stations that enter into a contract with EPAE or with NETHOLD itself on behalf of EPAE.

5. The trading of the highlights will be made on the basis of the following clauses:

5.1. The highlights will be exclusively and solely given to TV stations which enter into contracts with EPAE or with NETHOLD with long duration contracts (on an annual, six-month or three-month basis) and not occasionally.

5.2. The trading will be made at a price based on a price list that is drawn up following a joint agreement of the contracting parties and there will be no exception from this price list. If it is essential for the co-exploitation interest, the price list may be modified following a joint agreement. The price will include the production cost and the cost of the highlights' distribution, if made by delivery of the highlights to the interested party on a material carrier. The distribution in any other way, shall be made on the buyer's responsibility and at his expense.

5.3. EPAE may allow to the television stations which have entered into a contract with EPAE or NETHOLD, to produce the highlights by themselves, but it does not entail in any case that neither an agreement on the highlights' trading at prices lower than the ones of the price list, nor a discount is made on the prices agreed.

5.4. The broadcasting of highlights by the TV stations which have entered into contracts, is allowed to take place only after * , unless if at this time NETHOLD broadcasts live this match at that time. In this case, the broadcasting of the highlights is allowed only * after the end of NETHOLD's live broadcast of the match.

5.5. The above mentioned contracting TV stations shall have the right to broadcast the highlights three times at maximum, within a five-days period from the day that they got the relevant possibility. Any other use of the highlights is forbidden to the above mentioned TV stations. It shall be allowed to the above mentioned TV stations to intervene, at their responsibility, to the production material given to them, or - according to their contract - to use their own reporters for the sportscasting, as long as they do it with respect to the exclusive and preferential coverage of the matches by NETHOLD. In any case, the TV stations which have entered into contracts are obliged to mention clearly and expressly the fact that the HIGHLIGHTS were produced by NETHOLD after the granted permission of EPAE.

5.6. The use of the highlights, in violation of the above mentioned clauses, obliges EPAE - if EPAE has entered into contract with the violator, or NETHOLD - if NETHOLD has entered into contract with the violator, to rescind the contract immediately, claiming - as a penalty clause - the payment made by the TV station that committed the breach of these clauses of the total amount that has been agreed, jointly with the violator of the clauses. NETHOLD has the right to refuse to provide a station which has entered into a contract with EPAE or NETHOLD with highlights, if this TV station does not meet its obligations to EPAE even if EPAE neglects and does not rescind the contract, or if this TV station proceeds to actions that affect certain rights conceded to NETHOLD by the main contract or its ANNEXES.

6. Regardless of which of the contracting parties distributed the highlights, the net income that derives from this co-exploitation is split between the contracting parties by * % to EPAE and * % to NETHOLD, on the qualification that NETHOLD shall not be entitled to receive an amount higher than *

7. The mutual settlement of accounts takes place within fifteen days from the end of each round, and within the same period of time each one of the parties is obliged to pay to the other party the amount which is owed to it, according to the above mentioned percentages. EPAE preserves the right to balance the amounts that are owed to NETHOLD, with claims - even non delinquent - against NETHOLD.

8. NETHOLD is obliged to produce and dispose itself or as EPAE's assignee, a certain highlights' material from the matches included in the main contract, that last from 5 to 30 minutes. Of this material, the interested TV stations shall be able to use a part of 2 minutes at maximum, in order to inform their viewers without exploiting this material, according to the stipulations of article 45, par.1., Law 1958/91. The distribution of these highlights (informative highlights) shall be made at a price which shall be reasonable, with respect to the cost of the price, to all the TV stations wishing to purchase them from NETHOLD. The TV stations which will have entered into contracts for the acquisition of the highlights, may also broadcast the informative highlights from the same material without any additional price. The contracting parties are committed to find ways and methods, in the framework of the law, to impose on those who are interested in doing so the obligation of getting the informative highlights from EPAE, so that the co-exploitation of these informative highlights shall be made in the way that is agreed upon for the highlights too.

9. It is expressly agreed that the co-exploitation agreed upon in ANNEX C, is made for the purpose of controlling the highlights' trading for the benefit of EPAE, on the one hand, and for the benefit of NETHOLD, on the other hand, in order to protect the broadcastings' rights and the rights of advertising exploitation and co-exploitation, which it acquires by the main contract. For this purpose, each party is entitled to claim from the other, the immediate and complete observance of the present contract against third parties, regardless of which of the contracting parties has entered into a contract with the third party.


FOR EPAE                                    FOR NETHOLD

                                     ANNEX D
                                  PAY PER VIEW

1. The contracting parties agree to proceed to the co-exploitation of the right of EPAE for the live or tele-recorded broadcast of any and as many of the A, B and C Division matches, by using the system of selective television viewing (PAY PER VIEW), when and if the use of this system in Greece is technically and legally possible.

2. According to the above mentioned system, every subscriber shall be able, at a special subscription fee (television season ticket), to watch on his/her television set all or some of the matches of the teams he/she shall choose, as long as this team/teams wishes/wish, after consulting with EPAE, to proceed to the materialization of this way of exploiting its/their television rights.

The  level  of  this  special   subscription   fee  shall  be  determined  after
consultations between EPAE, NETHOLD and the interested team.

3. After consulting with the team and EPAE, it will be possible to deactivate the decoders of the subscribers who live in the home city of the team or within a certain distance from the stadium, on the days when this team plays as home team, or in general for the matches which the team does not wish to be broadcast by the above mentioned system, so that the turn-out of the sports funs to the stadiums is not prevented.

4. NETHOLD shall be obliged to give television coverage to the matches of the teams, the matches of which have been agreed to be broadcast by the PAY PER VIEW system.

     The income that derives from the television season ticket - after deducting the television coverage expenses - shall be split by * % for EPAE and * % for NETHOLD.

5. If it is necessary, any other detail for the application of the above mentioned system or of any other system which shall be providing more exploitation possibilities of EPAE's television rights and those of the teams, shall by regulated by special contracts between the contracting parties.



FOR EPAE                                    FOR NETHOLD

                                     ANNEX E
                               RADIO BROADCASTINGS

1. The contracting parties agree to proceed to the exploitation of the right of EPAE for live radio broadcasting of any and as many of the A, B, and C Division matches which fall within the competence of EPAE (radio broadcastings).

2. The income from the exploitation of these rights beyond the amount of * drachmas, is * between EPAE and NETHOLD. The income up to the amount of * drachmas is by all means received by EPAE. The sundry expenses of the co-exploitation are on the TV stations to which these rights shall be conceded.

3. The commitments regarding EPAE's assistance in the television broadcastings, are also in effect for the radio broadcastings. More specifically: EPAE is obliged to secure that any technical team or technical facilities or equipment that is going to be used for radio broadcasts during the match, shall not be permitted to enter or remain inside the playing fields or the stadium premises.

4. As far as all the other issues regarding the radio broadcasts are concerned, the stipulations provided in ANNEX C on the way of trading the highlights are in effect as well.


FOR EPAE                                    FOR NETHOLD

                                     ANNEX F
                         CO-EXPLOITATIONS / DEVELOPMENTS

1. The contracting parties agree to proceed to the exclusive co-exploitation and to the development in any way, of any other existing or future rights and possibilities of EPAE, with television and/or film productions and productions in general, or possibilities in the field of incorporating, on material sound or/and image carriers, of the television rights by the production, and of trading them, or in the field of modern telematic for sports funs.

2. NETHOLD studies and submits to EPAE specific reports on the exploitation of other existing rights or possibilities (hereinafter referred to as "project") for the development of the Greek football in the above mentioned field. EPAE may also make to NETHOLD similar suggestions.

3. As long as EPAE does not raise objections to the suggested way of exploitation, NETHOLD proceeds at its own responsibility and expense to the materialization and exploitation of the project, and the net profits from the exploitation are split between the contracting parties by * % for EPAE and * % for NETHOLD.

     By the term "net profits" are meant the profits that remain after the deduction of the production costs as well as that of the costs of the exploitation products' trading.

4. The amounts due to EPAE (from the exploitation) are payable after the end of the exploitation.

     If the exploitation allows the gradual settlement and payment of these amounts, then, after a special agreement between the contracting parties, these points of the specific exploitation are defined.

5. The * live or/and tele-recorded broadcast of the draw for the Championships by NETHOLD that fall within the competence of EPAE, is agreed to be a special co-exploitation case.



FOR EPAE                                    FOR NETHOLD

I certify that the translations into English of exhibits 10.4 and 10.5 to the Registration Statement on Form F-1 of MIH Limited are fair and accurate.


/s/ LESLEY R. PENFOLD
----------------------------------
Name

LR PENFOLD
----------------------------------
Title

CHIEF FINANCIAL OFFICER
----------------------------------
Date

FEBRUARY 18, 1999
----------------------------------